Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2014 (except for the second and third paragraphs of Note 19, as to which the date is September 18, 2014) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-197116) and related Prospectus of Yodlee, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

September 18, 2014